EXHIBIT 5.1

OPINION OF HAYNES AND BOONE, LLP

November 21, 2005

KMG Chemicals, Inc.
10611 Harwin Drive, Suite 402
Houston, Texas 77036

Re: KMG Chemicals, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to KMG Chemicals, Inc., a Texas corporation (the “Company”), with respect to certain legal matters in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), regarding the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, by shareholders of the Company (the “Selling Shareholders”) of shares of the Company’s common stock, par value $.01 per share (“Common Stock”).

The aggregate number of shares of Common Stock to be offered and sold by the Selling Shareholders (the “Selling Shareholder Shares”) pursuant to the Registration Statement will not exceed 1,210,000. The Selling Shareholder Shares will be offered in amounts, at prices and on terms to be determined at the time of sale and to be set forth in supplements to the prospectus forming a part of the Registration Statement (each a “Prospectus Supplement”).

We have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated and Amended Articles of Incorporation, as amended, and the Bylaws of the Company, (ii) the Registration Statement and all exhibits thereto, (iii) the minutes and records of the corporate proceedings of the Company with respect to the filing of the Registration Statement and the issuance of the Selling Shareholder Shares; (iv) the specimen Common Stock certificate and (v) such other certificates, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

Based on the foregoing, we are of the opinion that the Selling Shareholder Shares that are being registered pursuant to the Registration Statement are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement.

Very truly yours,
/s/ HAYNES AND BOONE, LLP